EXHIBIT 99.2

PROTECTION ONE                                          WESTERN RESOURCES
David M.V. Barnes                                       Jim Martin
Vice President                                          Investor Relations
Strategic Planning & Investor Relations                 (785) 575-6549
(310) 342-6309

WEB SITES                                               WESTERN RESOURCES
www.protectionone.com                                   Michel Philipp
www.wstnres.com                                         Media Relations
                                                        (785) 575-1927
FOR IMMEDIATE RELEASE

             WESTERN RESOURCES, PROTECTION ONE AND LIFELINE SYSTEMS
            ANNOUNCE EXTENSION OF TERMINATION DATE IN CONNECTION WITH
                       THE PROTECTION ONE-LIFELINE MERGER

                  Topeka, Kansas, Culver City, California and Framingham, Massachusetts, March 19, 1999 - Western Resources, Inc. (NYSE: WR), Protection One, Inc. (NYSE: POI) and Lifeline Systems, Inc. (Nasdaq: LIFE) today announced that they have agreed to extend the termination deadline from April 30, 1999 to June 1, 1999 in the Amended and Restated Agreement and Plan of Merger and Contribution, dated as of October 28, 1998 (the "Merger Agreement") and the various voting agreements between the parties to the Merger Agreement and certain Protection One and Lifeline stockholders, including Western Resources.

                  More information on the proposed merger can be obtained by reviewing Protection One's preliminary information statement and Lifeline's preliminary proxy statement, both of which were filed with the Securities and Exchange Commission on February 12, 1999.

                  Protection One, the leading residential security alarm company in the United States, provides monitoring and related security services to more than 1.5 million residential and commercial subscribers worldwide.

                  For more information about Protection One and its operating companies, visit them on the internet at http://www.protectionone.com.

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                  Western Resources is a consumer services company with
interests in monitored security and energy. The company has total assets of more than $8 billion, including security company holdings through ownership of Protection One (NYSE: POI), which has more than 1.5 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 600,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers.

                  For more information about Western Resources and its operating companies, visit them on the Internet at http://www.wstnres.com.

                  Lifeline is the leading provider of personal response services in the United States and Canada. Lifeline currently serves more than 230,000 subscribers from its response centers in Cambridge, MA and Toronto, Ontario, Canada, and estimates it serves, along with community hospitals, more than 350,000 subscribers in North America. Lifeline is committed to providing reassurance and peace of mind to those people who live alone and are faced with isolation and loneliness as well as the need for emergency response.

                  For more information about Lifeline, visit them on the Internet at http://www.lifelinesys.com.

                  Statements contained in this press release concerning the consummation of the Protection One-Lifeline merger and other statements of management's beliefs, goals and expectations are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements, including the possibility that the Lifeline Systems acquisition is not consummated. Other risks and uncertainties are described in Protection One's preliminary information statement filed with the Securities and Exchange Commission on February 12, 1999. See Western Resources' annual report on Form 10-K/A for other factors affecting it. Protection One and Western Resources disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.